                                                                  EXHIBIT (g)(9)

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

                                FEES AND EXPENSES

Series*                                             Annual Fee
-------                                             ----------
ING Principal Protection Fund                        $12,000

ING Principal Protection Fund II                     $12,000

ING Principal Protection Fund III                    $12,000

ING Principal Protection Fund IV                     $12,000

ING Principal Protection Fund V                      $12,000

ING Principal Protection Fund VI                     $12,000

Pursuant to the Custodian Service and Monitoring Agreement dated July 3, 2001, as amended by and among ING Equity Trust (formerly Pilgrim Equity Trust), MBIA (formerly MBIA Insurance Corporation) and State Street Bank and Trust Company (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund VI, a newly established series of ING Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of November 22, 2002.

                                                                  STATE STREET BANK
ING EQUITY TRUST                   MBIA                           AND TRUST COMPANY
-s- Robert S. Naka                 -s- LOUIS G. LENZI             -s- Robert G. Novellano
----------------------------       ------------------------       -----------------------------
Name: Robert S. Naka               Name: LOUIS G. LENZI           Name: Robert G. Novellano
Title: Senior Vice President       Title: Managing Director       Title: Sr. Vice President

----------------------------

* Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.